UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 GENEMEN INC.
(Name of small business issuer in its charter)
Nevada	7380	20-2471612
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
3702 South Virginia Street, #G12-401 Reno Nevada 89502 Tel: (250) 885-7678
(Address and telephone number of principal executive offices)
#12 - 206 Hepan Garden, Yangzhou, Jiangsu, China
(Address of principal place of business or intended principal place of business)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Fraser and Company LLP
999 West Hastings Street, Suite 1200
Vancouver, British Columbia, Canada V6C 2W2
Telephone No.: (604) 669-5244 Facsimile No.: (604) 669-5791

Business First Formations, Inc. 3702 South Virginia Street, Ste. G12-401 Reno, NV 89502-6030 Tel: 775-338-2598
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ❒ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ❒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock to be offered by Selling Stockholders	1,237,500	$0.02 (2)	$24,750.00	$2.65
Total Registration Fee				$2.65

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) Based on the last sales price on April 20, 2006. The selling stockholders will sell their shares of our common stock at a price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.

(3) Estimated in accordance with Rule 457(o) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

ii

PROSPECTUS	Subject to Completion
______________________, 2006

GENEMEN INC.
 A NEVADA CORPORATION

1,237,500 SHARES OF COMMON STOCK OF Genemen Inc.
-------------------------------------------------------------------------------------

This prospectus relates to the 1,237,500 shares of common stock of Genemen Inc., a Nevada Corporation, which may be resold by certain selling stockholders of the company. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The shares being resold constitute approximately 49% of the total outstanding shares of our common stock. The selling stockholders will sell their shares of our common stock at a price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board ("OTCBB"), and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. However, we have received proceeds from the sale of shares of common stock that are presently outstanding. We will pay for expenses of this offering.

In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 2 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ◆ , 2006.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS
Page Number
PROSPECTUS SUMMARY	3
Our Business	3
Summary of Risk Factors	3
The Offering	3
Summary Financial Data	3
RISK FACTORS	4
Risks Associated with Our Business	4
Our auditors have issued a going concern opinion because we may not be able to achieve our objectives and we may have to suspend or cease our proposed operations as a start-up company entirely.	4
We have no operating history and have maintained losses since inception, which we expect to continue into the future.	4
If we are unable to obtain the necessary financing to implement our business plan we will not have the money to pay our ongoing expenses and we may go out of business.	5
If we are unable to complete the development of our online purchase anti-fraud software program and sell our software program we will not be able to generate revenues and you will lose your investment.	5
Our technology and products may contain defects that will make it more difficult for us to establish and maintain customers.	5
Our online purchase anti-fraud software program is not protected by any trademarks, patents and/or other intellectual property registrations. If we are unable to protect our intellectual property rights, our proposed business will fail.	6
We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.	6
We have limited sales and marketing experience.	6
If our estimates related to expenditures are erroneous our business will fail and you will lose your entire investment.	6
We may not be able to compete effectively against our competitors.	6
Our officers and directors are engaged in other activities and may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.
Because our officers, directors and principal shareholders control a significant percentage of our common stock, you will have little or no control over our management or other matters requiring shareholder approval.	7
Risks Associated with Our Common Stock	7
There is no active trading market for our common stock and you may be unable to sell your shares of our common stock if a market does not develop for our common stock.	7
Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NASD's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.	7
Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.	8

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.	8
Other Risks	8
Because all of our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgment and civil liabilities against our officers, directors, experts and agents.	8
FORWARD-LOOKING STATEMENTS	8
SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE	8
THE OFFERING	9
USE OF PROCEEDS	9
DETERMINATION OF OFFERING PRICE	9
DILUTION	9
DIVIDEND POLICY	9
BUSINESS	9
MANAGEMENT DISCUSSION & ANALYSIS & PLAN OF OPERATION	17
PROPERTY	19
MANAGEMENT	19
EXECUTIVE COMPENSATION	20
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
PLAN OF DISTRIBUTION	23
SELLING STOCKHOLDERS	25
DESCRIPTION OF CAPITAL STOCK	26
LEGAL PROCEEDINGS	26
LEGAL MATTERS	27
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	27
EXPERTS	27
INTEREST OF NAMED EXPERTS AND COUNSEL	26
MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS	27
WHERE YOU CAN FIND MORE INFORMATION	28
FINANCIAL STATEMENTS	29

As used in this prospectus, the terms "we", "us", "our", and "Genemen" mean Genemen Inc. unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the "Risk Factors" section and the documents and information incorporated by reference into it.

OUR BUSINESS

We are a development stage company and have not generated revenues to date. We were incorporated in the State of Nevada on February 2, 2005. Our principal executive offices are located at 3702 South Virginia Street, #G12-401 Reno Nevada 89502. Our principal business office is located at #12 - 206 Hepan Garden, Yangzhou, Jiangsu, China. Our telephone number is (250) 885-7678.

We are in the business of developing and marketing an online purchase anti-fraud software program known as Intellipass, and we will market our product and provide our software installation, instruction and use tips through our www.intellipass.com Internet website. The Intellipass software program will be designed to send an instant text message with a one-time use random password to the purchaser's cell phone, which is registered with his credit card. This will be used for verification that the purchaser is really using his own credit card. Upon completion, we plan to market this software program to Internet storeowners and e-commerce website designers who are trying to enhance e-commerce security. Our plan is to earn revenue from licensing our Intellipass software program once development of this software is complete and our website is fully operational.

SUMMARY OF RISK FACTORS

We have received a going concern opinion from our independent auditors because we have not generated revenues, having just recently begun developing our online purchase anti-fraud software program. Our operating deficit as of May 31, 2006 is $5,500.

For a more complete discussion of risk factors relevant to an investment in our common stock see the "Risk Factors" section beginning on page 4 of this prospectus.

THE OFFERING

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 1,237,500 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions that were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. There are currently 2,525,000 shares of our common stock issued and outstanding and we have no other securities issued and outstanding. The selling stockholders will sell their shares of our common stock at a price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurances that we will be able to obtain an OTCBB listing. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We will not receive any of the proceeds of the shares of common stock offered by the selling stockholders.

SUMMARY FINANCIAL DATA

The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled "Management Discussion & Analysis & Plan of Operation" beginning on page 17 of this prospectus.

For the period from February 2, 2005 to May 31, 2006
Revenue	$Nil
Net Loss for the Period	$5,500
Loss Per Share - basic and diluted	$0.01
At May 31, 2006
Working Capital	$46,500
Total Assets	$50,500
Total Stockholders' Equity	$46,500
Deficit Accumulated in the Development Stage	$5,500

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating Genemen and its business before purchasing shares of common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Associated with our Business

Our auditors have issued a going concern opinion because we may not be able to achieve our objectives and we may have to suspend or cease our proposed operations as a start-up company entirely.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue with our proposed business operations as a start-up company for the next twelve months. We have cash in the amount of $46,500 as at May 31, 2006 and we believe that this amount will be enough to support our operations until December 31, 2006. The expenses incurred during the first 5 months of 2006 are $5,500. In the course of developing our online purchase anti-fraud software program, we may:

  incur unexpected costs in completing the development of our online purchase anti-fraud software program or encounter unexpected technical or other difficulties;

  incur delays and additional expenses as a result of technology failure;

  be unable to create a substantial market for our online purchase anti-fraud software program; or

  incur significant and unanticipated expenses.

The occurrence of any of the aforementioned events could cause us to run out of money so that we are unable to pay our ongoing expenses in respect of the development and marketing of our online purchase anti-fraud software program. If we do not complete the development of our anti-fraud software program by December 31, 2006 and if we are not able to raise additional capital when needed to complete the development of our anti-fraud software program, we may have to suspend or cease our operations because we will not be able to pay our ongoing expenses in respect of the development and marketing of our anti-fraud software program.

We have no operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on February 2, 2005 and only just recently commenced development of our online purchase anti-fraud software program. We have not realized any revenues to date. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to May 31, 2006 is $5,500. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

  our ability to develop our online purchase anti-fraud software program;

  our ability to market our online purchase anti-fraud software program;

  our ability to generate ongoing revenues;

  our ability to reduce development and marketing costs; and

  our ability to compete with established anti-fraud software program companies.

Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the research development and marketing of our product. We may fail to generate revenues in the future. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

If we are unable to obtain the necessary financing to implement our business plan we will not have the money to pay our ongoing expenses and we may go out of business.

Our ability to successfully develop our technology and to eventually produce and sell our online purchase anti-fraud software program to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan. Given that we have no operating history, no revenues and only losses to date, we may not be able to achieve this goal, and if this occurs we will not be able to pay the development and marketing costs in respect of our online purchase anti-fraud software program and we may go out of business. We may need to issue additional equity securities in the future to raise the necessary funds. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. The resale of shares by our existing shareholders pursuant to this prospectus may result in significant downward pressure on the price of our common stock and cause negative impact on our ability to sell additional equity securities. Obtaining loans will increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts required we will not have the money that we require for the development and marketing of our online purchase anti-fraud software program and we may go out of business.

If we are unable to complete the development of our online purchase anti-fraud software program and sell our software program we will not be able to generate revenues and you will lose your investment.

We have not completed development of our anti-fraud software program and we have no contracts for the sale of our online purchase anti-fraud software program. The success of our proposed business will depend on its completion and the acceptance of our products by businesses and the general public. Achieving such acceptance will require significant marketing investment. The online purchase anti-fraud software program we develop may not be accepted by our customers at sufficient levels to support our operations and build our business. If the online purchase anti-fraud software program that we develop is not accepted at sufficient levels, our proposed business will fail.

Our technology and products may contain defects that will make it more difficult for us to establish and maintain customers.

Although we have completed the initial development of our core technology, it has only been tested by a limited number of users. Despite testing during development, our technology may contain undetected design faults and software errors, or "bugs," that are discovered only after it has been installed and used by customers. Any such default or error could cause delays in delivering our product or require design modifications. These could adversely affect our competitive position and cause us to lose potential customers or opportunities. Since our technology is intended to be utilized to protect against fraud in online purchases, the effect of any such bugs or delays will likely have a detrimental impact on us. In addition, given that online fraud detection software has yet to gain widespread acceptance in the market, any delays would likely have a more detrimental impact on our business than if we were a more established company.

Our online purchase anti-fraud software program is not protected by any trademarks, patents and/or other intellectual property registrations. If we are unable to protect our intellectual property rights, our proposed business will fail.

We have not applied for any trademark, patent or other intellectual property registration with any governmental agency for our name or for our technology. At present we have non-disclosure agreements with our employees to protect our technology. Despite our precautions taken to protect our software programs, unauthorized parties may attempt to reverse engineer, copy or obtain and use our software programs. If they are successful we could lose our technology or they could develop similar programs, which could create more competition for us and even cause our proposed business operations to fail.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have only two employees and they are also our officers and directors. Our performance depends to a significant extent on the continued services and technical expertise of our director and Chief Technology Officer, Mr. Jiansheng Hong. There is intense competition for skilled personnel, particularly in the field of software development. There can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Hong's services could prevent us from completing the development of our online purchase anti-fraud software program. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel. We do not maintain key person insurance on the lives of any of our officers or employees.

We have limited sales and marketing experience.

We have not yet begun marketing our products and thus have yet to make any commercial sales of the products. The Company's employees have limited experience in marketing such products and no distribution system has been developed. While the Company has plans for marketing and sales, there can be no assurance that such efforts will be successful or that the Company will be able to attract and retain qualified individuals with marketing and sales expertise. The Company's future success will depend, among other factors, upon whether the Company's products can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that the Company's products will gain wide acceptance in its targeted markets or that the Company will be able to effectively market its products.

If our estimates related to expenditures are erroneous our business will fail and you will lose your entire investment.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures. (See Liquidity and Capital Resources under "Management Discussion & Analysis & Plan of Operations".) If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

We may not be able to compete effectively against our competitors.

The Company is engaged in a rapidly evolving field. Competition from other companies in the same field is intense and expected to increase. Many of the Company's competitors have substantially greater resources, research and development staff, sales and marketing staff, and facilities than does the Company. In addition, other recently developed technologies are, or may in the future be, the basis of competitive products. There can be no assurance that the Company's competitors will not develop technologies and products that are more effective than those being developed by the Company or that would render the Company's technology and products obsolete or noncompetitive.

Our officers and directors are engaged in other activities and may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. Mr. Qiaozhen Chen, our President, Treasurer (Principal Accounting Officer), Principal Financial Officer and one of our directors, is also the Senior Manager of Yongming Investment Consulting Co., Ltd. in China. We expect Mr. Chen to spend approximately 10 to 20 hours a week on the business of our company. Mr. Jiansheng Hong, our Chief Technology Officer and one of our directors, is a self-employed software developer. We expect Mr. Hong to spend approximately 10 hours or more a week on the business of our company. As a result, demands for the time and attention from our directors and officers from our company and other entities may conflict from time to time. Because we rely primarily on our directors and officers to maintain our business contacts and to promote our anti-fraud software program, their limited devotion of time and attention to our business may hurt the operation of our business.

Because our officers, directors and principal shareholders control a significant percentage of our common stock, you will have little or no control over our management or other matters requiring shareholder approval.

Our directors and officers collectively own 51% of the issued and outstanding shares of our common stock. As a result, our director and officers collectively have the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our directors and officers collectively own a significant percentage of our common stock, you will have difficulty replacing our management if you disagree with the way our business is being run. Because control by an insider could result in management making decisions that are in the best interest of the insider and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Risks Associated with our Common Stock

There is no active trading market for our common stock and you may be unable to sell your shares of our common stock if a market does not develop for our common stock.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially and adversely affect the market price of our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NASD's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. (See "Market for our Common Stock and Related Stockholder Matters".) Our securities are subject to the penny stock rules promulgated by the Securities and Exchange Commission, which imposes additional sales practice disclosure requirements. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock and adversely affect the price of our shares.

In addition to the "penny stock" rules, the NASD has adopted rules requiring that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for the customer. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors seeking dividend income or liquidity should not invest in our common stock.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 75,000,000 shares of common stock, of which 2,525,000 shares are issued and outstanding. Our Board of Directors has the authority to cause the Company to issue additional shares of common stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of Genemen in the future.

Other Risks

Because all of our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgment and civil liabilities against our officers, directors, experts and agents.

All of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. All directors and officers are residing in China. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission (the "SEC") at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus covers the resale by certain selling stockholders of 1,237,500 shares of common stock, which were issued pursuant to a private placement offering made by Genemen pursuant to Regulation S promulgated under the Securities Act.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. All proceeds from the sale of the common stock will go to the respective selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell their shares of our common stock at a fixed price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The offering price of $0.02 per share is based on the last sales price of our common stock on April 20, 2006 and does not have any relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

DILUTION

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

BUSINESS

General

Genemen Inc. was formed as a Nevada corporation on February 2, 2005. Our head office is located at 3702 South Virginia Street, #G12-401 Reno Nevada 89502. Our telephone number is (250) 885-7678. We also have an operations office located at #12-206 Hepan Garden, Yangzhou, Jiangsu, China.

We are in the business of developing an online purchase anti-fraud software program known as Intellipass and also developing our www.Intellipass.com Internet website, through which we will provide software installations, instructions and use tips. The Intellipass software program will be designed to send an instant text message with a one-time use random password to the purchaser's cell phone, which is registered with his credit card. This will be used for verification as to whether the purchaser is really using his own credit card. Upon completion, we plan to market this software program to Internet storeowners and e-commerce website designers who are trying to enhance e-commerce security. Our plan is to earn revenue from licensing our Intellipass software program, once development of this software is complete and our website is fully operational.

We are not a blank check company as we have commenced the development of the Intellipass software, although it is still in an early stage of development and is not yet ready for commercial use or sale. We have also begun development of our website. (Please also see "Management Discussion & Analysis & Plan of Operations".)

Because of our Chinese background, we believe we understand the Chinese market better than our competitors, and we plan to focus on the Chinese market and to first develop a Chinese version of the software and website.

Industry Background

1. Growth of the Internet and the World Wide Web

The Internet and the World Wide Web are experiencing dramatic growth in terms of the numbers of users. The growth in the number of web users and the amount of time users spend on the web is being driven by the increasing importance of the Internet as a communications medium, an information resource and a sales and distribution channel. As Internet usage continues to grow, advertisers and electronic commerce marketers are increasingly using the web to locate customers, advertise and facilitate transactions.

2. Credit Card Use Situation in China

In China, credit cards do not carry a zero liability, and any purchases made before the credit card is cancelled are the cardholder's liability. Credit card fraud is a serious problem in China.

Here are some standard terms in Chinese credit card agreements:

The cardholder must inform the bank if the credit card is lost, stolen or being used by any person other than cardholder. The loss report shall become effective upon confirmation by the bank. After that, the bank issues and delivers a new card to the cardholder as required. The service fee is CNY 60 (Chinese Yen) per card. In case express delivery is required, the additional service is CNY 20. Any loss caused prior to the loss report is assumed by the cardholder. If the credit card is lost due to the cardholder's conspiracy and dishonesty, or if the cardholder fails to co-operate with the bank's investigation, the cardholder assumes all of the loss incurred thereof.

The cardholder shall keep the credit card secure and be liable for the loss due to his negligence. If the credit card is used by any other person under the cardholder's authorization, the bank shall consider the cardholder to have violated the agreement, and the cardholder will be required to pay a penalty of CNY 1,000. The bank has the right to take back the card, and all the losses incurred thereof will be assumed by the cardholder.

The cardholder is responsible for settling any dispute himself with merchants or branches, and the bank disclaims responsibility for the dispute. The cardholder may not take the dispute as an excuse not to pay the debts of the credit card.

China is unique, as Cash on Delivery (34%) is the payment method utilized most often, followed by bank transfers (31%). Credit cards rank only third (26%) in this marketplace, followed by money transfers (23%). Even the Central Television tells individuals to only agree to pay cash on delivery as a payment method when purchasing online, as they warn that if a purchaser releases his credit card information online, other persons could steal that information and make purchases, and the original cardholder would have to pay the bill. Refer to: "http://www.newswire.ca/en/releases/archive/ October2005/19/c3000.html".

We believe our software will reduce the risk of online credit card payment and make it as popular as other markets in the western world and also increase the likehood of Chinese people shopping online.

3. Current online shopping anti-fraud methods undertaken in China

(a) Phone call verification upon online purchase

After the merchant receives an order from an online store, the merchant then needs to call the buyer to verify his information. However, this method is only effective for small businesses with limited orders per day.

(b) Ordering online using the Cash on Delivery payment method

Cash on delivery is risky to the seller, for if the buyer doesn't accept the purchase, the seller is required to pay for the return shipment of the products; therefore there is the additional shipping costs as well as the potential for products to be damaged during shipping.

(c) Shipping after receiving payment

Online stores only accept wire payments. This method is risky to the buyer, as the seller could choose to not ship the products or simply to ship a box without products in it.

Development of the Intellipass Software

Our business plan is to develop the Intellipass software as an Internet software package that will be designed to enable online merchants to verify that the purchaser is really using his own credit card.

Our plan is to design the Intellipass software with the following capabilities:

  capable of operating on both Windows NT and Windows XP operating systems.

  capable of generating a one-time use random password that will then be sent to the credit card user's registered cell phone as a text message.

  capable of verifying the password that was previously sent to the credit card user.

The following demonstrates how our product is to be applied to prevent fraud in the online purchase of any merchandise. This following only a demonstration, as the actual software will be customized for different markets, and we are developing Chinese version for Chinese market at this time.

1. A purchaser first looks for the merchandise in an online store.

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2. When the purchaser selects the merchandise, he will add the merchandise to his shopping cart.

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4. The purchaser will further type in the credit card information including their name, phone number and the credit card expiry date.

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5. The e-commerce program in the website will verify all of the above information with the card issuer instantly, except for the shipping address.

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However, the problem is with the shipping address. If someone knows another person's credit card information, including name, number, expiry date, billing address, cell phone number (the cell phone number will also be automatically verified by regular e-commerce software), he could purchase products online and have the product shipped to a different address.

Our program intervenes at this point to solve the problem:

1. If all of the above credit card information is correct, our program will generate a one-time use random password and send a text message to the credit card owner's cell phone.

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2. The credit card owner receives the message and types the password into the website for verification.

3. If the password is correct, the transaction is completed and the product is shipped.

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4. If the purchaser does not own the cell phone, he will not be able to receive the password and type the password into the website for verification.

In summary, our anti-fraud software will enable online stores to prevent fraud by verifying that the purchaser is the true owner of both the credit card and the cell phone. The application of this software will greatly reduce the chance of online fraud.

We also plan to develop our website "www.Intellipass.com" in order to market our Intellipass software. We will design our website to provide both Internet shoppers and software users with useful tips and full instructions in how to use this software.

We anticipate that upon development, we will have to continually upgrade and refine the Intellipass software in order that the software:

  is able to operate on upgraded operating systems, such as newer versions of Windows; and

  is competitive with products introduced by competitors, if there are any.

Technology

Open Standards-Based Architecture

The Intellipass software is being built on object-oriented application code written in a Java, JavaScript, and C++, which allows developers and system integrators to use, integrate, modify, adapt or extend the applications with minimal impact on other areas to create a rapidly customized product that meets specific business requirements.

In addition, for our website we will be using other widely accepted standards in developing our products, including Structured Query Language (SQL) for accessing relational database management systems; Common Gateway Interface (CGI) and Hypertext Transfer Protocol (HTTP) for web access; Secure Socket Layer (SSL) for secure transmissions over networks; and the RC2 and MD5 encryption algorithms supplied by RSA Security.

Market for the Intellipass Software

Our objective is to earn revenue from the sale of Intellipass software to users.

We believe that the customers for our software will consist of Internet storeowners who are trying to enhance e-commerce security, and web page developers who wants to resell this software to Internet storeowners. Web page developers will be able to purchase our software at wholesale prices with a minimum of five copies. Since we will be the first in this market, we will be able to attract those customers who want to build a reputation for e-commerce security and protect both merchants and credit card owners.

Marketing

Our objective will be to commence marketing the Intellipass software upon completion of its development. We propose a marketing strategy that will include the following elements:

(a) Development of our own website, www.intellipass.com.

(b) An advertising program on our own Internet website;

(c) A banner-advertising program where we would pay for advertising of the Intellipass software on Internet websites where we believe exposure would help to increase sales of the Intellipass software;

(d) An e-mail program whereby advertisements for our Intellipass software would be delivered to potential customers, including advertising companies, website development firms and Internet store companies; and

Operations

The development of our Intellipass software is currently in the early stages of development. We have not completed the development of our www.Intellipass.com website that will be used to provide software installation instructions, instructions on the use of our software, and to market our Intellipass software. Our plan is to complete development of our website once the development of the Intellipass software itself has been completed and we are ready to market the Intellipass software.

Competition

We are not aware any local or foreign competitors currently carrying on similar businesses in the Chinese marketplace at this time.

We will compete with potential competitors on the basis of both price and brand recognition. Potential foreign competitors could also develop their software products and may be able to market their competing products in China at lower prices than we are able to market the Intellipass software. In addition, potential foreign competitors may have developed brand recognition with consumers, thereby making it more difficult for our products to gain consumer acceptance. The presence of these and other potential competitors could adversely affect our ability to successfully implement our business plan and to achieve sales of our software. If we are not successful in implementing our business plan, then our business will fail.

We have limited financial, marketing, technical and other resources that are necessary to implement our business plan. Many of our potential competitors may have significantly greater financial, marketing, technical and other resources than we do. Our competitors may be able to devote greater resources to the development, promotion and sale of competing software and web sites. In addition, our competitors may be able to offer the software we are planning to develop at prices that are below the prices offered by us, or which may even be free.

Government Regulation

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and the characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise having a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New laws may cover issues that include:

  sales and other taxes;

  user privacy;

  pricing controls;

  characteristics and quality of products and services;

  consumer protection;

  libel and defamation;

  copyright, trademark and patent infringement; and

  other claims based on the nature and content of Internet materials.

These new laws may impact our ability to market and sell our Intellipass software in accordance with our business plan.

We are not aware of any environmental laws that will be applicable to the operation of our business.

Employees

We have no full-time employees and two part-time employees. Our part-time employees include Mr. Qiaozhen Chen, our President and Chief Executive Officer, and Mr. Jiansheng Hong, our Chief Technology Officer.

Legal

We have not obtained any copyrights, patents or trademarks in respect of any of our intellectual property. We will obtain all necessary copyrights, patents or trademarks, as applicable, in the United States and China, when we are in a financial position to do so. At present we have non-disclosure agreements with our employees to protect our technology

We currently have no plans, arrangements or understandings to merge with any other entity.

MANAGEMENT DISCUSSION & ANALYSIS & PLAN OF OPERATIONS

Since we have only recently begun development of our online purchase anti-fraud software program and have not generated any revenue, our independent auditors have issued an opinion about our ability to continue as a going concern in connection with our audited financial statements for the period from our inception on February 2, 2005 to May 31, 2006. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenue and no revenues are anticipated unless and until we complete the development and marketing of our proposed online purchase anti-fraud software program. Accordingly, we must raise cash from sources other than the sale of software programs. Our only other source for cash at this time is equity investments by others in our company. Our accumulated deficit is $5,500 as of May 31, 2006. The discussion below provides an overview of our operations, discusses our results of operations, our plan of operations and our liquidity and capital resources.

The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this prospectus, particularly in the section entitled "Risk Factors".

From our incorporation on February 2, 2005, we have been a start-up company that has no revenue. Our Chief Technology Officer and one of our directors, Jiansheng Hong, began the research of our online purchase anti-fraud software program in 2002 before he founded our company. He has completed a prototype set of software algorithms that will form the basis of our proposed online purchase anti-fraud software program.

In the next twelve months our primary objective will be to complete development of our proposed anti-fraud software program, develop and establish our marketing plan, commence an advertising campaign for our proposed product, and commence sales of our proposed anti-fraud software program in China.

We believe that the primary source of revenue for our business model will be the sale of our proposed online purchase anti-fraud software program to online storeowners. We will negotiate with each of our future customers individually and we will charge our future customers depending on the applications required and the size of the user group. We will also receive compensation for professional services such as customized design and development of anti-fraud software programs. Currently, we do not have any customers as our online purchase anti-fraud software program is not yet fully developed.

In our management's opinion, we need to achieve the following events or milestones in the next twelve months:

  Enhance our core technology and software architecture to increase the effectiveness of our online purchase anti-fraud software program; and

  Establish customer and partner relationships in as many provinces of China as we can, once our proposed online purchase anti-fraud software program is fully developed.

In order to reach these milestones we will do the following:

1. Develop a demonstration or beta version of our online purchase anti-fraud software program by December 31 2006. This will allow users to test the anti-fraud software program for effectiveness. We estimate that this will cost a total of $10,000.

2. Develop the complete and commercial version of our proposed online purchase anti-fraud software program by April 30, 2007. This will be the completed version of the anti-fraud software program that will be marketed to potential customers in China. We estimate that the remaining cost for completion of the software development is approximately $5,000.

3. Commence an advertising campaign for our anti-fraud software program immediately following the completed product development, which will be by the end of April 2007. We estimate that we will need $10,000 to implement our marketing and advertising campaign.

Furthermore, in our management's opinion, we will incur the following expenses to fund our plan of operation for the next twelve months:

  Audit fees, which consist primarily of accounting and auditing fees for the year-end audit. We estimate that our audit fee for the next twelve months will be approximately $10,000;

  Bank charges, which consist primarily of charges by our bank for processing transactions through our checking account. We estimate that our bank charges for the next twelve months will be approximately $100; and

  Legal and organizational fees, which consist primarily of legal fees paid by us regarding securities advice and organizing the company. We estimate that our legal and organizational fees for the next twelve months will be approximately $20,000.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment. We will lease server space needed for hosting our website.

Liquidity and Capital Resources

At May 31, 2006, we had $46,500 in cash. We anticipate that our total operating expenses will be approximately $55,000 for the next twelve months. This includes our estimated expenses as follows:

  $15,000 in further development of our software for the next twelve months;

  our estimated expenses of $10,000 in the promotion of our online purchase anti-fraud software program through traditional advertising media, such as newspaper and trade publications, and advanced media, such as targeted electronic mail and internet banner advertising for the next twelve months;

  our estimated expenses of $10,000 for our audit fees for the next twelve months; and

  our estimated expenses of $20,000 for our legal and organization fees for the next twelve months.

In the opinion of our management, funds currently available will probably satisfy our working capital requirements up to December 2006. We will raise additional capital to continue our operations thereafter. We will obtain additional funding by borrowing from our directors and officers and through a private placement. Our directors and officers have agreed to contribute, prior to seeking financing by private placement, up to $50,000 as loans without interest when the Company requires additional funding. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be adversely affected.

Personnel

Mr. Qiaozhen Chen, our President and Director and Mr. Jiansheng Hong, our Chief Technology Officer and Director, are currently each working about 10 to 20 hours per week to meet our needs. As demand requires, Mr. Chen and Mr. Hong will devote additional time. We currently have no other employees. We expect that we will only increase our number of employees by one person during the next twelve months.

PROPERTY

Genemen currently shares office space located at 3702 South Virginia Street, #G12-401, Reno, Nevada 89502-6030. Our director, Mr. Qiaozhen Chen, provides these facilities to us at no charge. Since March 1, 2006, we have also used office space located at #12-206 Hepan Garden, Yangzhou, Jiangsu, China. Our director, Mr. Qiaozhen Chen, provides these facilities to us at no charge.

MANAGEMENT

Directors and Executive Officers of Genemen

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our Board of Directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Qiaozhen Chen	Director, President (Principal Executive Officer), Treasurer (Principal Accounting Officer), Principal Financial Officer and Secretary	36	Director, President (Principal Executive Officer), Treasurer (Principal Accounting Officer), Principal Financial Officer and Secretary since February 2, 2005
Jiansheng Hong	Director and Chief Technology Officer	29	Director and Chief Technology Officer since February 2, 2005

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Qiaozhen Chen, Director, President, Chief Executive Officer & Chief Financial Officer

Mr. Chen has served as our President and one of our directors since February 2, 2005. Since 1996, Mr. Chen worked as a consultant, manager and senior manager of Yongming Investment Consulting Co. Ltd. He holds a Bachelors and Masters degree from Yangzhou University in Jinagsu, China.

Jiansheng Hong, Director and Chief Technology Officer

Mr. Hong has served as our Chief Technical Officer and as one of our directors since February 2, 2005. Since 1997, Mr. Hong has been a self-employed software developer. He holds a Bachelor's degree from Hehai University in Jiangsu, China.

Committees of the Board

We do not have an audit or compensation committee at this time.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Conflict of Interest

None of our officers or directors will be subject to a conflict of interest.

EXECUTIVE COMPENSATION

The following table summarizes the compensation of our President (Principal Executive Officer) and other officers and directors who received annual compensation in excess of $100,000 during the period from February 2, 2005 (inception) to May 31, 2006.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation(1)		Pay- outs
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation(2)	Securities Under Options/ SAR's Granted	Restricted Shares or Restricted Share Units	LTIP Pay- outs	All Other Compen- sation
Qiaozhen Chen Director, President (Principal Executive Officer), Treasurer (Principal Accounting Officer), Principal Financial Officer and Secretary	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil

We have not entered into any employment agreement or consulting agreement with our directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Directors Compensation

We have not reimbursed our directors for expenses incurred in connection with attending board meetings nor have we paid any directors fees or other cash compensation for services rendered as a director in the period ended May 31, 2006.

We have no formal plan for compensating our directors for their services in their capacity as directors. In the future we may grant options to our directors to purchase shares of common stock as determined by our Board of Directors or a compensation committee that may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of Genemen other than services ordinarily required of a director. Other than as indicated in this prospectus, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The General Corporate Law of Nevada empowers a company such as Genemen incorporated in Nevada, to indemnify its directors and officers under certain circumstances.

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to Genemen or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve material misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Our Bylaws provide that no officer or director shall be personally liable for any obligations of Genemen or for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of Genemen. The Bylaws also state that we will indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as a director or officer. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. Our Bylaws also provide that we, our directors, officers, employees and agents, will be fully protected in taking any action or making any payment, or in refusing to do so in reliance upon the advice of counsel.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Genemen under Nevada law or otherwise, Genemen has been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of May 31, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Qiaozhen Chen	643,750 common shares	25.5%
Jiansheng Hong	643,750 common shares	25.5%
Directors and Executive Officers as a Group	1,287,5000 common shares	51%

(1) Based on 2,525,000 shares of common stock issued and outstanding as of May 31, 2006. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of Genemen.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock in one or more of the following methods described below. Our common stock is not currently listed on any national exchange or electronic quotation system. There is currently no market for our securities and a market may never develop. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

  block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
  an exchange distribution in accordance with the rules of the exchange;
  ordinary brokerage transactions and transactions in which the broker solicits purchasers;
  privately negotiated transactions;
  a combination of any aforementioned methods of sale; and
  any other method permitted pursuant to applicable law.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. Before the involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act, which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

If the selling stockholders enter into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, and to the extent required under the Securities Act, we will file a post effective amendment to this registration statement to disclose the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We will also file the agreement between the selling stockholders and the broker-dealer as an exhibit to this registration statement.

We, and the selling stockholders, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and therefore not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

1. adequate current public information with respect to the issuer must be available;

2. restricted securities must meet a one year hold period, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer (because our selling security holders paid the full purchase price for the shares of our common stock covered by this registration statement on April 20, 2006, the shares of our common stock covered by this registration statement have met the one year holding period);

3. sales of restricted or other securities sold for the account of an affiliate, and sales of restricted securities by a non-affiliate, during any three month period, cannot exceed the greater of (a) 1% of the securities of the class outstanding as shown by the most recent statement of the issuer; or (b) the average weekly trading volume reported on all exchanges and through an automated inter-dealer quotation system for the four weeks preceding the filing of the Notice in Form 144;

4. the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees;

5. if the amount of securities to be sold pursuant to Rule 144 during any three month period exceeds 500 shares/units or has an aggregate sale price in excess of $10,000, the selling security holder must file a notice in Form 144 with the Commission.

The current information requirement listed in (1) above, the volume limitations listed in (3) above, the requirement for sale pursuant to broker's transactions listed in (4) above, and the Form 144 notice filing requirement listed in (5) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least two years has elapsed from the date the securities were acquired from the issuer or from an affiliate. These requirements will cease to apply to sales by the selling security holders of the shares of our common stock covered by this registration statement on April 30, 2007.

Transfer Agent and Registrar

We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent before this prospectus becomes effective.

SELLING STOCKHOLDERS

All of the shares of common stock issued are being offered by the selling stockholders listed in the table below. None of the selling stockholders are broker-dealers or affiliated with broker-dealers. We issued the shares of common stock in a private placement transaction exempt from registration under the Securities Act pursuant to Regulation S.

The selling stockholders may offer and sell, from time to time, any or all of their common stock. Because the selling stockholders may offer all or only some portion of the shares of common stock listed in the table, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of May 31, 2006, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholders.
Name of Selling Stockholder and Position, Office or Material Relationship with Genemen	Number of Shares Owned by Selling Stockholder Before Offering	Percent of Total Issued and Outstanding Shares Owned by Selling Stockholder Before Offering	Total Shares Registered	Number of Shares Owned by Selling Stockholder After Offering(1) and Percent of Total Issued and Outstanding
				# of Shares	% of Class
Jian Chen	37,500	1.5%	37,500	0	0%
Sufang Du	37,500	1.5%	37,500	0	0%
Wanying Gao	37,500	1.5%	37,500	0	0%
Ruyu Hao	37,500	1.5%	37,500	0	0%
Qing He	37,500	1.5%	37,500	0	0%
Xiaohai He	37,500	1.5%	37,500	0	0%
Xueli He	37,500	1.5%	37,500	0	0%
Hua Jiang	37,500	1.5%	37,500	0	0%
Gang Lin	37,500	1.5%	37,500	0	0%
Xiaoqin Liu	37,500	1.5%	37,500	0	0%
Xiaoyan Liu	37,500	1.5%	37,500	0	0%
Youxiang Lu	37,500	1.5%	37,500	0	0%
Shengli Ma	37,500	1.5%	37,500	0	0%
Changmei Miao	37,500	1.5%	37,500	0	0%
Ziwu Nong	37,500	1.5%	37,500	0	0%
Yahui Peng	37,500	1.5%	37,500	0	0%

Chongqing Qing	37,500	1.5%	37,500	0	0%
Shouchang Qiu	37,500	1.5%	37,500	0	0%
Changhong Song	37,500	1.5%	37,500	0	0%
Haifeng Tang	37,500	1.5%	37,500	0	0%
JiaCheng Wang	37,500	1.5%	37,500	0	0%
Xiaoping Wang	37,500	1.5%	37,500	0	0%
Xiaowei Wang	37,500	1.5%	37,500	0	0%
Bin Wei	37,500	1.5%	37,500	0	0%
Chunwei Xie	37,500	1.5%	37,500	0	0%
Ruijie Xu	37,500	1.5%	37,500	0	0%
Xiaolin Xu	37,500	1.5%	37,500	0	0%
Jiandong Yang	37,500	1.5%	37,500	0	0%
Jiping Yang	37,500	1.5%	37,500	0	0%
Jingping Yin	37,500	1.5%	37,500	0	0%
Boyou Zhang	37,500	1.5%	37,500	0	0%
Fengying Zhu	37,500	1.5%	37,500	0	0%
Haitao Zhu	37,500	1.5%	37,500	0	0%

Assumes all of the shares of common stock offered are sold.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock with a $0.001 par value. As of May 31, 2006, there were 2,525,000 shares of common stock issued and outstanding. All outstanding shares of common stock are fully paid and non-assessable. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of Genemen, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Stockholders do not have pre-emptive rights to subscribe for additional shares of common stock if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders are an adverse party or have a material interest adverse to us.

LEGAL MATTERS

The validity of the shares of common stock offered by the selling stockholders will be passed upon by the law firm of Fraser and Company LLP of Vancouver, British Columbia.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have engaged Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, to audit our financial statements for the period from our inception on February 2, 2005 to May 31, 2006. There has been no change in the accountants and no disagreements with Dale Matheson Carr-Hilton LaBonte, Chartered Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

EXPERTS

Our financial statements for the period from our inception on February 2, 2005 to May 31, 2006 included in this prospectus and registration statement have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, as set forth in their report accompanying the financial statements (which contains an explanatory paragraph regarding our ability to continue as a going concern) and are included in reliance upon the report, given on the authority of the firm, as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Currently there is no established public trading market for our common stock. We do not have any common stock subject to outstanding options or warrants to purchase and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock can be sold pursuant to Rule 144 at this time. We are registering 1,237,500 shares of our common stock under the Securities Act for sale by the selling securities holders. There are currently 35 holders of record of our common stock.

We have not declared any dividends on our common stock since the inception of our company on February 2, 2005. There is no restriction in our Articles of Incorporation and Bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

The U.S. Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" generally refers to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 to $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Genemen the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Our filings and the registration statement can also be reviewed by accessing the SEC's website at www.sec.gov.

No finder, dealer, salesperson or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Genemen Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following Financial Statements pertaining to Genemen are filed as part of this Prospectus:

GENEMEN INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

MAY 31, 2006

(Stated in US Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Genemen Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Genemen Inc. (A Development Stage Company) as of May 31, 2006 and the statements of operations, stockholders' equity and cash flows for the period from February 2, 2005 (Date of Inception) to May 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Genemen Inc. as of May 31, 2006 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from February 2, 2005 (Date of Inception) to May 31, 2006 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has reported losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"DALE MATHESON CARR-HILTON LABONTE"

CHARTERED ACCOUNTANTS

Vancouver, Canada

June 5, 2006

GENEMEN INC.
(A Development Stage Company)
BALANCE SHEET
(Stated in US Dollars)
May 31, 2006
ASSETS

Current
Cash	$ 46,500
Prepaid expenses	4,000

Total assets	$ 50,500

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable and accrued liabilities	$ 4,000

Total current liabilities	4,000

Stockholders' Equity
Common stock (Note 3)
Authorized:
75,000,000 common shares, par value $0.001 per share
Issued and outstanding:
2,525,000 common shares	2,525
Additional paid-in capital	47,975
Donated capital (Note 5) Deficit accumulated during the development stage	1,500 (5,500)

Total stockholders' equity	46,500

Total liabilities and stockholders' equity	$ 50,500

The accompanying notes are an integral part of these audited financial statements.

GENEMEN INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
(Stated in US Dollars)

February 2, 2005 (Date of Inception) to May 31, 2006
ADMINISTRATION EXPENSES
Management fees	$ 1,500
Professional fees	4,000

Net loss	$ (5,500)

Basic and diluted loss per share	$ (0.01)

Weighted average number of shares outstanding shares outstanding	386,853

The accompanying notes are an integral part of these audited financial statements.

GENEMEN INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(Stated in US Dollars)
	Common Stock
	Number	Amount	Additional Paid-in Capital	Donated Capital (Note 5)	Deficit Accumulated During the Development Stage	Total

Balance, February 2, 2005 (Date of Inception)	-	$ -	$ -	$ -	$ -	$ -

Common stock issued for cash at $0.02 per share, March 20, 2006	2,525,000	2,525	47,975	-	-	50,500

Donated services	-	-	-	1,500	-	1,500

Net loss	-	-	-	-	(5,500)	(5,500)

Balance, May 31, 2006	2,525,000	$ 2,525	$ 47,975	$ 1,500	$ (5,500)	$ (46,500)

The accompanying notes are an integral part of these audited financial statements.

GENEMEN INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
(Stated in US Dollars)

February 2, 2005 (Date of Inception) to May 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (5,500)

Adjustments to reconcile net loss to net cash used by operating activities Donated services	1,500
Increase in prepaid expenses	(4,000)
Increase in accounts payable and accrued liabilities	4,000

Net cash used in operating activities	(4,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common shares	50,500

Net cash provided by financing activities	50,500

Increase in cash during the period	46,500

Cash beginning of period	-

Cash end of period	$ 46,500
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$ -
Income taxes	$ -

The accompanying notes are an integral part of these audited financial statements.

GENEMEN INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Stated in US Dollars)
MAY 31, 2006

1. NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated in the State of Nevada on February 2, 2005. It was a dormant company with no transactions from February 2, 2005 to March 20, 2006 when 2,525,000 common shares were issued for proceeds of $50,500. The Company is in the initial stage of business to develop an online purchase anti-fraud software program. The Company is considered to be a development stage company as planned principal operations have not commenced and it has not generated revenues from operations.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of May 31, 2006, the Company has not yet achieved profitable operations and has accumulated a deficit of $5,500 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Management believes that the Company has adequate funds to carry on operations for the upcoming fiscal year but intends to obtain additional funding by borrowing from directors and officers, who have agreed to contribute up to $50,000 as non-interest bearing loans, and through a private placements.

The Company intends to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register 1,237lang="EN-CA" style="font-family: Arial">,500style="font-family: Arial; letter-spacing: -.1pt"> shares of common stock for resale by existing stockholders of the Company at $0.02 per share until the shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Organizational and Start-up Costs

Costs of start-up activities, including organizational costs, are expensed as incurred.

Development Stage Company

The Company is in the development stage. Since its formation, the Company has not yet realized any revenues from its planned operations.

Financial Instruments

The carrying value of the Company's financial instruments, consisting of cash and accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

GENEMEN INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Stated in US Dollars)

MAY 31, 2006

2. SIGNIFICANT ACOUNTING POLICIES (cont'd...)

Income Taxes

The Company has adopted SFAS No. 109 - "Accounting for Income Taxes". SFAS No. 109, requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss per Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At May 31, 2006, diluted loss per shares was equal to basic loss per share as the Company had no dilutive instruments.

Stock-based Compensation

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition provisions include prospective and retroactive adoption methods. Under the retroactive method, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company has adopted the requirements of SFAS No. 123R which did not have any impact on the financial statements as, to date, the Company has not granted any stock options or any other share based payments..

GENEMEN INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Stated in US Dollars)
MAY 31, 2006

2. SIGNIFICANT ACOUNTING POLICIES (cont'd...)

Stock-based Compensation (cont'd...)

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services" ("EITF 96-18").  Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006.  This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

3. COMMON STOCK

On March 20, 2006, the Company issued 2,525,000 shares of common stock at a price of $0.02 per share for total proceeds of $50,500.

GENEMEN INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Stated in US Dollars)
MAY 31, 2006

3. COMMON STOCK (cont'd...)

Common shares

The common shares of the Company are all of the same class, are voting and entitle stockholders to receive dividends. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.

Additional paid-in capital

The excess of proceeds received for shares of common stock over their par value of $0.001, less share issue costs, is credited to additional paid-in capital.

4. DEFERRED TAX ASSETS

The following table summarizes the significant components of the Company's deferred tax assets:

2006
Deferred Tax Assets
Non-capital losses carryforward	$ 1,900
Valuation allowance for deferred tax asset	(1,900)
$ -

At May 31, 2006, the Company has accumulated operating losses totaling $5,500, which are available to reduce taxable income in future taxation years. These losses expire beginning 2026. The potential benefit of those losses, if any, has not been recorded in the financial statements.

5. DONATED CAPITAL

The Company records transactions of commercial substance with related parties at fair value as determined with management. The Company recognized donated services to officers of the Company for management fees, valued at $500 per month, as follows:

March 20, 2006 to May 31, 2006
Management fees	$ 1,500

Until ◆ , 2006 (which is 90 days after the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 Indemnification of Directors and Officers.

Nevada corporation law provides that:

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favour by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to Genemen or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve material misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Our Bylaws provide that no officer or director shall be personally liable for any obligations of Genemen or for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of Genemen. The Bylaws also state that we will indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as a director or officer. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. Our By-Laws also provide that we, our directors, officers, employees and agents, will be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Genemen under Nevada law or otherwise, Genemen has been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by Genemen for expenses incurred or paid by a director, officer or controlling person of Genemen in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, Genemen will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

Item 25 Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholders. All of the amounts shown are estimates, except for the SEC Registration Fees.
SEC registration fees	$ 2.65
Printing and engraving expenses	1,000.00(1)
Accounting fees and expenses	5,000.00(1)
Legal fees and expenses	25,000.00(1)
Transfer agent and registrar fees	1,000.00(1)
Fees and expenses for qualification under state securities laws	0.00
Miscellaneous	1,000.00(1)
Total	$33,002.65

(1) We have estimated these amounts

Item 26 Recent Sales of Unregistered Securities - Last Three Years.

On April 20, 2006, we accepted subscription agreements that sold 2,525,000 common shares to the following 35 subscribers at an offering price of $0.02 per share for gross offering proceeds of $50,500. It is an offshore transaction pursuant to Regulation S of the Securities Act. The offering price for the offshore transactions was established on an arbitrary basis. All of the following persons are not U.S. persons, as the term is defined under Regulation S and the sales of our common stock to the following person are made in offshore transactions as the term is defined under Regulation S. No direct selling efforts were made in the United States by the Company, any distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act of 1933, if an exemption from registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.
Name of Stockholder	Residency	Number of Shares Subscribed
Jian Chen	China	37,500
Sufang Du	China	37,500
Wanying Gao	China	37,500
Ruyu Hao	China	37,500
Qing He	China	37,500
Xiaohai He	China	37,500
Xueli He	China	37,500
Hua Jiang	China	37,500
Gang Lin	China	37,500
Xiaoqin Liu	China	37,500
Xiaoyan Liu	China	37,500
Youxiang Lu	China	37,500
Shengli Ma	China	37,500
Changmei Miao	China	37,500
Ziwu Nong	China	37,500
Yahui Peng	China	37,500
Chongqing Qing	China	37,500
Shouchang Qiu	China	37,500
Changhong Song	China	37,500
Haifeng Tang	China	37,500
JiaCheng Wang	China	37,500
Xiaoping Wang	China	37,500
Xiaowei Wang	China	37,500
Bin Wei	China	37,500
Chunwei Xie	China	37,500
Ruijie Xu	China	37,500
Xiaolin Xu	China	37,500
Jiandong Yang	China	37,500
Jiping Yang	China	37,500

Jingping Yin	China	37,500
Boyou Zhang	China	37,500
Fengying Zhu	China	37,500
Haitao Zhu	China	37,500
Qiaozhen Chen	China	643,750
Jiansheng Hong	China	643,750
Total

Item 27 Exhibits.

The following Exhibits are filed with this Prospectus:
Exhibit Number	Description
3.1	Our Articles of Incorporation dated February 2, 2005
3.2	Bylaws
4.1	Specimen ordinary share certificate
5.1	Opinion of Fraser & Company LLP regarding the legality of the securities being registered
23.1	Consent of Fraser and Company LLP
23.2	Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants
24.1	Power of Attorney (contained on the signature pages of this registration statement)
99.1	Form of Subscription Agreement between Genemen Inc. and each of the following persons:

Name	Amount of Common Shares Purchased
Jian Chen	37,500
Sufang Du	37,500
Wanying Gao	37,500
Ruyu Hao	37,500
Qing He	37,500
Xiaohai He	37,500
Xueli He	37,500
Hua Jiang	37,500
Gang Lin	37,500
Xiaoqin Liu	37,500
Xiaoyan Liu	37,500
Youxiang Lu	37,500
Shengli Ma	37,500
Changmei Miao	37,500
Ziwu Nong	37,500
Yahui Peng	37,500
Chongqing Qing	37,500
Shouchang Qiu	37,500
Changhong Song	37,500
Haifeng Tang	37,500
JiaCheng Wang	37,500
Xiaoping Wang	37,500
Xiaowei Wang	37,500
Bin Wei	37,500
Chunwei Xie	37,500
Ruijie Xu	37,500
Xiaolin Xu	37,500
Jiandong Yang	37,500
Jiping Yang	37,500
Jingping Yin	37,500
Boyou Zhang	37,500
Fengying Zhu	37,500
Haitao Zhu	37,500
Qiaozhen Chen	643,750
Jiansheng Hong	643,750

Item 28 Undertakings

The undersigned Company hereby undertakes that it will:

1. file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

2. for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

3. remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Genemen pursuant to the foregoing provisions, or otherwise, Genemen has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Genemen of expenses incurred or paid by a director, officer or controlling person of Genemen in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Genemen will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Jiangsu, China on June 26, 2006.

GENEMEN INC.
a Nevada corporation

/s/ "Qiaozhen Chen"
By: Qiaozhen Chen, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Qiaozhen Chen as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.
Signatures	Date

/s/ "Qiaozhen Chen"
Qiaozhen Chen, President (Principal Executive Officer), Treasurer (Principal Accounting Officer), Principal Financial Officer, Secretary and Director	June 26, 2006

/s/ "Jiansheng Hong"
Jiansheng Hong, Director and Chief Technology Officer	June 26, 2006